Exhibit 10.47

AMENDED SETTLEMENT AGREEMENT AND RELEASE

This Amended Settlement Agreement and Mutual Release (the “Amendment”) is effective as of the latest date executed below, and is by and between Plaintiff, STEVEN D. CRAIG, an individual, Sonia M. Merz Successor Trustee ESTATE OF COLLETTE CRATER-CRAIG on behalf of the ESTATE OF COLLETTE CRATER-CRAIG (“ESTATE OF COLLETTE CRATER-CRAIG”) (STEVEN D. CRAIG and the ESTATE OF COLLETTE CRATER-CRAIG may collectively be referenced as the “CRAIGS”), and Defendant, GOLDEN PHOENIX MINERALS, INC. (hereinafter “GOLDEN PHOENIX”) (all parties to this Amendment shall collectively be referenced as the “Parties”).

PRELIMINARY STATEMENTS

On August 30, 2006, STEVEN D. CRAIG filed a Complaint in Washoe County as Case No. CV06 02103, against GOLDEN PHOENIX, stating claims for “Specific Performance of Stock Option Agreements, Money Lent Against Defendant Golden Phoenix Minerals, Inc., and Interest Accrued On Money Due and Owing To Plaintiff And Against GOLDEN PHOENIX.”

A dispute arose among the Parties regarding GOLDEN PHOENIX’s payment of deferred or “back” salaries, and interest thereon, related stock options in the amount of 984,300 shares of stock at 15 cents per share, which were granted by GOLDEN PHOENIX to STEVEN D. CRAIG during May of 2000, for reimbursement of business expenses, and interest thereon, and the exercise of additional options in the amount of 340,000 shares of stock at 37 cents per share and options for 250,000 shares of stock at 15 cents per share issued in September of 2003 and February of 2005, respectively (hereinafter “Lawsuit”).

COLLETTE CRATER-CRAIG was named in the Third-Party Complaint filed by GOLDEN PHOENIX which sought a declaration of rights regarding the payments of the deferred “back” salaries, business expenses, and interest thereon, and the options subject to the Lawsuit. STEVEN D. CRAIG and COLLETTE CRATER-CRAIG were married during the time STEVEN D. CRAIG was employed by GOLDEN PHOENIX. The marriage was terminated after any rights subject of the Lawsuit had accrued. On October 18, 2005, GOLDEN PHOENIX agreed to comply with court orders for equal dispersement of assets owed to STEVEN D. CRAIG and to provide STEVEN D. CRAIG with one half of the values owed to him and COLLETTE CRATER-CRAIG to be provided the balance of the funds.  COLLETTE CRATER-CRAIG since became deceased on December 3, 2006.

During September 2007, the Parties agreed to settle and resolve the Lawsuit, and any and all other actual or potential claims that may or could have been brought between them (whether permissive or compulsory) (“Claims”), without the necessity for further litigation and expense by settling the Lawsuit and the Claims, whether known or unknown regardless of whether such claims were asserted in the Lawsuit, between them.

The Parties executed a Settlement Agreement and Release (“Agreement”) during September 2007, whereby GOLDEN PHOENIX agreed to retire the balance of “back salaries,” not including interest, to the CRAIGS, as against the fifteen (15) cents per share exercise price of the 984,300 shares subject to the options granted by GOLDEN PHOENIX to STEVEN D. CRAIG in May 2000. GOLDEN PHOENIX would then seek to arrange a purchase of the entirety of these shares, 393,720 of which were registered and unrestricted and 590,580 of which were unregistered and restricted, by Third Party purchasers at a 20% discount. The CRAIGS agreed to pay all tax liability arising from the payment of the back salaries and the exercise of the options. The CRAIGS additionally agreed to pay amounts in excess of the back salaries required to fully fund the exercise cost of the 984,300 options at fifteen (15) cents per share, to dismiss the Lawsuit with prejudice and to release all Claims.

Further Settlement discussions took place between the Parties during the period of time GOLDEN PHOENIX sought to arrange a purchase of the identified shares by Third Parties and the Parties by this writing have agreed to amend the Settlement whereby GOLDEN PHOENIX will no longer seek to arrange a purchase of the option shares by Third Parties but instead will act to register the 590,580 unregistered and restricted shares and the CRAIGS will themselves exercise the entirety of the 984,300 options at fifteen (15) cents per share, paying tax and exercise amounts, as set forth more fully below.

AGREEMENT

In consideration of the foregoing, the agreements, mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Incorporation of Recitals. Each of the preliminary statements is deemed to be true and correct, and the same are hereby incorporated by reference as if fully stated herein.

Paragraph 2 of the Agreement entitled “Consideration” is hereby deleted in its entirety and amended by the following language:

2.
Consideration. As consideration for this Agreement as amended herein and STEVEN D. CRAIG’s dismissal of the Lawsuit with prejudice, and the relinquishment of the Claims by both STEVEN D. CRAIG and the authorized representative on behalf of the ESTATE OF COLLETTE CRATER-CRAIG, the Parties have agreed as follows:

a.
GOLDEN PHOENIX will retire the balance of the “back salaries,” not including interest, which the Parties agree total $129,586.55, to the CRAIGS (one-half (1/2) of the back salaries or $64,793.28 on behalf of STEVEN D. CRAIG and, one-half (1/2) of the back salaries or $64,793.27 on behalf of the ESTATE OF COLLETTE CRATER-CRAIG) as against the fifteen (15) cents per share exercise price of the 984,300 options granted by GOLDEN PHOENIX to STEVEN D. CRAIG during May of 2000.

b.
GOLDEN PHOENIX represents that it has filed a registration statement with the SEC to register the 590,580 unregistered and restricted shares subject to the options described herein, so that these shares may be unrestricted and free-trading. The registration of these shares are subject to review by the SEC and GOLDEN PHOENIX makes no representations or guarantees regarding the timing of said registration. GOLDEN PHOENIX will continue to act in good faith to register these shares, including through any review the SEC may require, however, the Agreement as amended herein is not conditioned upon the registration of these shares. The CRAIGS acknowledge and understand that the registration with the SEC of the 590,580 shares described herein is pending and that these shares may be unregistered and restricted at the time of the execution of this Amendment and the issuance of Stock Certificates as set forth in paragraph 2.g. The CRAIGS further acknowledge and understand that in the event the Stock Certificates for the 590,580 shares are issued with restrictions, it is their sole responsibility after these shares are registered, to obtain Stock Certificates without restrictions, if they deem that such action is necessary. In the event the 590,580 shares are registered prior to the submission for and issuance of Stock Certificates, as set forth in paragraph 2.g., GOLDEN PHOENIX will provide instructions to its transfer agent that the Stock Certificates for these 590,580 shares be issued without restriction.

c.
The CRAIGS will pay all amounts in excess of the back salaries, necessary to fully exercise the 984,300 options at fifteen (15) cents per share at a total exercise cost of $147,645.00, plus the Employee portion of the applicable Payroll taxes attributable to STEVEN D. CRAIG for his one-half (1/2) share of the back salaries and his taxable gain for the exercise of his one-half (1/2) share of the options or 492,150 options. GOLDEN PHOENIX will pay the Employer portion of the applicable Payroll taxes. For the purposes of this settlement: the Employee portion of the applicable Payroll taxes include, Federal Withholding, and the Employee’s one-half (1/2) share of the Social Security and Medicare taxes; the Employer portion of the applicable Payroll taxes include, the Employer’s one-half (1/2) share of the Social Security and Medicare taxes, Federal Unemployment Insurance, Nevada State Unemployment Insurance, and Nevada Modified Business Tax.

d.
Calculations of taxes and payments pursuant to this settlement, including example calculations at 3 different potential closing price values for the taxes that are due from STEVEN D. CRAIG for the gain realized by the exercise of the options, are attached as Exhibit “A” to this Amendment. The parties acknowledge and agree that the portion of the taxes due from STEVEN D. CRAIG arising from the exercise of the options are dependent upon the closing market price of the shares on the date the form entitled “Request to Exercise Options” is executed by the STEVEN D. CRAIG, as set forth in paragraphs 2.e.

e.
STEVEN D. CRAIG will execute this Amendment simultaneously with the form entitled, “Request to Exercise Options,” attached hereto as Exhibit “B,” for the 492,150 options for GOLDEN PHOENIX common stock at 15 cents per share, which are subject to this Agreement as amended herein. The fair market value utilized for calculating the Payroll taxes due for the gain realized by the exercise of the options shall be determined by the closing price of GOLDEN PHOENIX common stock shares as reported on the “OTC Bulletin Board” on the date the “Request to Exercise Options” is executed by STEVEN D. CRAIG.  Taxable gain realized by the exercise of the options is the difference between the exercise price and the fair market value of the GOLDEN PHOENIX common stock shares as determined herein.

f.
Sonia M. Merz, as the Successor Trustee for the ESTATE OF COLLETTE CRATER-CRAIG, will, on behalf of the ESTATE OF COLLETTE CRATER-CRAIG execute this Amendment simultaneously with the form entitled, “Request to Exercise Options,” attached hereto as Exhibit “C,” for the 492,150 options for GOLDEN PHOENIX common stock at 15 cents per share, which are subject to this Agreement as amended herein. The fair market value utilized for calculating the taxes due for the gain realized by the exercise of the options shall be determined by the closing price of GOLDEN PHOENIX common stock shares as reported on the “OTC Bulletin Board” on the date the “Request to Exercise Options” is executed by Sonia M. Merz, as the Successor Trustee for the ESTATE OF COLLETTE CRATER-CRAIG, will, on behalf of the ESTATE OF COLLETTE CRATER-CRAIG. GOLDEN PHOENIX will issue IRS forms 1099 to the ESTATE OF COLLETTE CRATER-CRAIG reporting the payment of its one-half (1/2) share of back salaries and additionally for the gain realized by the exercise of the options as herein determined. Taxable gain realized by the exercise of the options is the difference between the exercise price and the fair market value of the GOLDEN PHOENIX common stock shares as determined herein.

g.
GOLDEN PHOENIX will submit instructions to its transfer agent to issue separate Stock Certificates in directly proportionate amounts of the 984,300 restricted and unrestricted shares, as identified herein, in the name of (1) STEVEN D. CRAIG and (2) Sonia M. Merz Successor Trustee Collette Crater-Craig Trust on behalf of the ESTATE OF COLLETTE CRATER-CRAIG, upon receipt of this Amendment and both of the individual “Requests to Exercise Options” executed by the CRAIGS, and all bank-cleared payments by the CRAIGS as set forth in paragraph 2.c., specifically as follows: $18,058.45 for exercise costs in excess of the back salaries, before taxes; $17,915.34 for the Employee portion of the Payroll taxes and federal withholding for the back salaries payments made to STEVEN D. CRAIG; and the Payroll taxes and federal withholding attributable to STEVEN D. CRAIG for the gain realized by the exercise of the options as herein determined and described in paragraph 2.e. Formulae for the calculation of this amount are provided in Exhibit “A” and described in paragraph 2.d. The parties shall confirm the amount of the Employee portion of the Payroll taxes and federal withholding for the gain realized by the exercise of the options, as herein set forth, prior to payment of this amount to GOLDEN PHOENIX and prior to submission for Stock Certificates as identified above.

h.
GOLDEN PHOENIX’s transfer agent shall be instructed to mail the Stock Certificates, issued pursuant to the Agreement as amended herein, in the names of STEVEN D. CRAIG and Sonia M. Merz Successor Trustee Collette Crater-Craig Trust on behalf of the ESTATE OF COLLETTE CRATER-CRAIG to the attention of Tamara L. Boeck and Marc J. Victor of the Offices of Bullivant Houser Bailey PC located at 1415 L Street, Suite 1000, Sacramento, California, 95814 for review and confirmation. Stock Certificates compliant with this Agreement as amended herein will then be forwarded to the attention of David J. Otto of the Law Offices of David J. Otto at 1982 N. Rainbow Blvd #117, Las Vegas, NV 89108. The CRAIGS acknowledge that they have reached a separate agreement with Mr. Otto wherein they will transfer to him for his services a number of the shares they are receiving by this settlement, equivalent in value to $30,000 US. The fair market value of the shares shall be determined consistent with paragraphs 2.e. and 2.f. as the closing price of shares of GOLDEN PHOENIX common stock on the date the Requests for Exercise of Options are executed. After the CRAIGS transfer said shares to Mr. Otto, he will disburse the remaining shares and Stock Certificates between and among the CRAIGS. Neither GOLDEN PHOENIX nor its employees, representatives and/or agents shall be responsible for the computation of the number of shares required pursuant to the agreement between the CRAIGS and Mr. Otto to reimburse Mr. Otto for his services or for the disbursement of any of the proceeds of this Agreement as amended herein after submitting Stock Certificates consistent with this Agreement as amended herein to Federal Express (“FedEx”) for delivery to Mr. Otto as referenced above.

i.
GOLDEN PHOENIX and the CRAIGS agree that all scheduled payments of the “back salaries” were correctly suspended upon the execution of this Agreement up to an through the execution of this Amendment at which time they will be fully and completely terminated. The Parties further confirm that GOLDEN PHOENIX had no obligation upon execution of the Agreement to make payments that had been deducted from the scheduled payments on behalf of STEVEN D. CRAIG for insurance premiums. All responsibility for continuing any such insurance shall remain STEVEN D. CRAIG’s sole responsibility and he will not hold GOLDEN PHOENIX responsible for the cancellation of any such insurance.

3.
Release and Satisfaction of the Claims. STEVEN D. CRAIG shall file a dismissal with prejudice of the Complaint and GOLDEN PHOENIX will dismiss its Third-Party Complaint. In exchange for the payments from escrow and conditions made under Paragraph 2 above, the Parties, and each of them, for and on behalf of themselves, their heirs, executors, administrators, successors, predecessors, assigns, insurers, parents, attorneys, parent corporations, subsidiaries, related entities, trustees, partners, shareholders, officers, directors, agents, employees, and third party administrators, hereby release and discharge each and every party to this Agreement as amended herein, including their respective heirs, executors, administrators, successors, predecessors, assigns, insurers, parents attorneys, parent corporations, subsidiaries, related entities, trustees, partners, shareholders, officers, directors, agents, employees, and third party administrators, from any and all claims, demands, causes of action, obligations, damages, and liabilities of any kind and nature whatsoever, whether in law or in equity, which either party ever had, now has, or may in the future have in any way connected with the matters, Lawsuit and Claims described in the Agreement and this Amendment, including without limitation, any and all claims for options, back salaries, business expenses and interest.

The Parties, and each of them, acknowledge that there is a risk that, prior to the execution of this Amendment, they may have incurred, suffered, or sustained injury, loss, damage, costs, attorneys’ fees, or expenses, which are in some way caused by and/or connected with the persons, entities, the matters referred to in the Agreement and this Amendment, and which are unknown or unanticipated at the time that this Amendment is signed, or which are not presently capable of being ascertained.  The Parties, and each of them, further acknowledge that there is a risk that such damages as are known may become more serious than they now expect or anticipate.  Nevertheless, the Parties, and each of them, acknowledge that this Agreement as amended herein has been negotiated and agreed upon in light of those risks and hereby expressly waive all rights they may have in any such unknown claims and assumes the risk that the facts and law pertaining to this dispute may change or be different than is now known.  The provisions of this paragraph extend to all claims actually made or which could have been made in the above legal proceedings and all claims, whether or not known, claimed or suspected, and whether currently existing or arising in the future, by and between the parties hereto.

The Parties, and each of them, acknowledge that they are aware that they may hereafter discover facts in addition to, or different from, those which they now know or believe to be true, but the Parties, and each of them, intend hereby fully and finally and forever to settle and to release any and all matters, disputes, and differences, known or unknown, suspected or unsuspected, which do now exist, may exist, have existed, or may exist in the future which arise out of, directly or indirectly, or are in any way connected with the matters described in the Agreement and this Amendment and regardless of whether such claims were asserted in the Lawsuit.  In furtherance of this intention, the releases herein shall be and remain in effect as full and complete general releases notwithstanding discovery or existence of any such additional or different facts.

Paragraph 4 of the Agreement entitled “Tax Liabilities” is hereby deleted in its entirety and replaced by the following language:

4.
Tax Liabilities.  The CRAIGS agree that they are wholly and solely responsible for the evaluation of any legal or financial obligations related to the tax liability or implication of this compromise, the exchange and relinquishment of the Claims, and the dismissal of the Lawsuit.

5.
Warranties.  The Parties warrant that no promises or inducements have been offered except as set forth herein, that this Amendment is executed without reliance upon any statements or representations by persons or parties released or their representatives concerning the nature and extent of the damages and/or legal liability therefor; that it is binding on the Parties, as well as their respective companies, organizations, successors, agents, heirs and assigns.  The Parties further warrant that they are legally competent and authorized to execute this Amendment, and that they accept full responsibility therefor.

6.
Compromise.  This Agreement as amended herein constitutes a full and final compromise and settlement of any and all disputes between the Parties known or unknown, including, but not limited to, the Lawsuit and the Claims, which are disputed and uncertain, and about which the CRAIGS and GOLDEN PHOENIX make no admissions as to validity or enforceability.

7.
Reliance on Own Judgment and Legal Consultation.  Each of the Parties acknowledges that it relies wholly upon advice of counsel and its own judgment, belief and knowledge as to the nature, extent and duration of the issues, claims, defenses, rights and obligations relating to the Lawsuit, Claims, the Agreement and this Amendment, and each represents that it has not been influenced to any extent whatsoever in making this Amendment by any representations or statements concerning the Lawsuit and Claims or regarding any other matters made by persons, firms, or corporations who are hereby released, or by any person or persons representing them.  The Parties acknowledge that they have retained and consulted their own attorneys in executing this Amendment and the legal effect thereof.

8.	Representations. The CRAIGS and GOLDEN PHOENIX further represent and warrant as follows:
a.
Consents.  The execution and delivery of this Amendment, and the consummation and performance of the terms and conditions contemplated by this Agreement as amended herein, do not require any consent, approval or action of, or any filing with or notice to any person, public authority or entity except as otherwise stated in this Amendment and the Parties executing this Amendment are duly authorized to enter into this Agreement as amended herein.

b.
Enforceability.  Assuming due execution and delivery of this Amendment by each Party, this Agreement as amended herein constitutes the valid and legally binding obligations of the Parties, enforceable against the Parties in accordance with their terms.

c.
No Conflicts.  Neither the execution, delivery nor performance of this Agreement as amended herein will conflict in any respect with, result in a breach of, or constitute a default under, any court or administrative order or process, judgment, decree, statute, law, ordinance, rule or regulation or any agreement or commitment to which parties executing the same are party or are subject or bound, except where such conflict, breach or default would not have a material adverse effect on their ability to perform their obligations contemplated herein.

d.	No Assignment. No claims, third-party claims, or rights of the Parties purported to have been released herein have been sold, transferred or assigned and no attempt to do so shall occur.
e.
Disclosure.  The statements of the Parties contained herein are true and correct in all material respects and do not omit any material fact necessary to make the statements contained herein not misleading.

f.
Entire Agreement; No Waiver.  The Agreement as amended herein constitutes the entire agreement between the Parties relating to the subject matter contained herein.  No waiver of any of the provisions of the Agreement as amended herein shall be deemed a waiver of, nor shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement as amended herein shall be binding unless executed in writing by all the Parties.

g.
Construction.  The terms and conditions of this Agreement as amended herein shall be construed as a whole according to its fair meaning and not strictly for or against any party.  The Parties acknowledge that each of them has reviewed this Amendment and has had the opportunity to have it reviewed by their attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, including any amendments.  The Parties further agree that prior drafts of this Agreement shall not be relevant or considered in connection with the construction or interpretation of this Agreement as amended herein, or to vary, modify or contradict any of the terms or provisions of this Amendment to the Agreement.

h.
Accord and Satisfaction.  This Agreement as amended herein shall be considered an accord and satisfaction between the Parties and not a novation.  Should any Party default under the terms of this Agreement, the non-defaulting Party shall be entitled only to the rights and remedies set forth herein, and shall not have any right to reinstate the lawsuit, the Parties expressly acknowledging the compromise of the disputes in this Agreement as amended herein.

i.
Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement as amended herein shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered or certified mail, return receipt requested, by courier or express delivery service) to the address or facsimile number set forth beneath the name of such party and its counsel below (or to such other address as such party shall have specified in a written notice given to the other parties hereto).  In the event of failure of actual receipt by reason of refusal of acceptance of delivery or change of address and failure to give notice of such change, notice shall be deemed received at the time of refusal of acceptance of first attempted delivery.

If sent to STEVEN D. CRAIG AND/OR THE ESTATE OF COLLETTE CRATER-CRAIG:	STEVEN D. CRAIG AND THE ESTATE OF COLLETTE CRATER-CRAIG C/o David J. Otto 1982 North Rainbow Blvd., #117 Las Vegas, NV 89108 Tel: (702) 577-9300 Fax: (702) 255-2858

If sent to GOLDEN PHOENIX:	GOLDEN PHOENIX MINERALS, INC. C/o Tamara L. Boeck, Esq. Marc J. Victor, Esq. Bullivant Houser Bailey, P.C. 1415 L. Street, Ste 1000 Sacramento, CA 95814 Tel: (916) 930-2500 Fax: (916) 930-2501

Any Party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.
j.
Partial Invalidity.  If any term of this Agreement as amended herein or the application of any term of this Amendment should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement as amended herein, and all of its applications, not held invalid, void or unenforceable, shall continue in full force and effect and shall not be affected, impaired or invalidated in any way.

k.
Attorneys’ Fees.  The parties to this Agreement as amended herein shall bear their own attorneys’ fees and costs incurred in this litigation, as well as on the preparation of this Agreement as amended herein.  In the event that any Party commences an action to enforce or interpret this Agreement, or for any other remedy based on or arising from this Agreement as amended herein or the Accompanying Exhibits, the prevailing Party therein shall be entitled to recover its reasonable and necessary attorneys’ fees and costs incurred.  For the purposes of this provision, the “prevailing party” shall be that Party which has been successful with regard to the main issue, even if that Party did not prevail on all issues.

l.
Necessary Action.  Each of the Parties shall do any act or thing necessary to execute any or all documents or instruments necessary or proper to effectuate the provisions and intent of this Agreement as amended herein.

m.
Governing Law and Forum.  The laws of the State of Nevada, without giving effect to choice of law or conflict of law principles, shall govern the validity, construction, performance and effect of this Agreement as amended herein.  Any lawsuit to interpret or enforce the terms of this Agreement as amended herein shall be brought in a court of competent jurisdiction in Washoe County, Nevada.

n.	Counterparts and Facsimile/copy. This Amendment may be executed in counterparts, in different locations, and copies, scans or facsimiles of signatures shall be legally binding as originals.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, execute this Amendment to the Agreement effective as of the last date executed below.

[signature blocks intentionally on next page]
GOLDEN PHOENIX MINERALS, INC.	STEVEN D. CRAIG

Date: March 21, 2008	Date: March 19, 2008

By: /s/ David A. Caldwell
/s/ Steven D. Craig
Its: CEO

ESTATE OF COLLETTE CRATER-CRAIG

Date: March 19, 2008

By: Sonia M. Merz, Successor Trustee Collette Crater-Craig Trust

By: /s/ Sonia M. Merz

APPROVED AS TO FORM AND CONTENT	APPROVED AS TO FORM AND CONTENT
BULLIVANT HOUSER BAILEY, PC
Date:
Date:

By: /s/ David J. Otto
By: /s/ Tamara L. Boeck	David J. Otto
Tamara L. Boeck	1982 North Rainbow Blvd., #117
Marc J. Victor	Las Vegas, NV 89108
1415 L. Street, Ste 1000 Sacramento, CA 95814 Attorney for GOLDEN PHOENIX	Attorney for STEVEN D. CRAIG and the ESTATE OF COLLETTE CRATER-CRAIG